Deed

De Beira Goldfields Inc

De Beira

Windy Knob Resources Limited
ACN 122 471 234

Windy Knob

Goldplata Resources Inc

Goldplata Resources

Goldplata Resources Sucursal-Colombia

Goldplata Colombia

Goldplata Mining International Corporation

Goldplata Mining

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Contents

1.	Definitions and interpretation

1.1	Definitions
1.2	Defined Terms in Schedule 1
1.3	Interpretation

2.	New Agreement

2.1	Grant of Option
2.2	Additional 5% interest
2.3	Exploration Expenditure
2.4	Technical Review Group
2.5	Operator cash calls
2.6	Jurisdiction and governing law
2.7	Inconsistency

3.	Releases and indemnities

4.	Consent to assignment

5.	General

5.1	Confidentiality
5.2	Further acts
5.3	Notices
5.4	Notice to Windy Knob under the New Agreement
5.5	Costs and stamp duty
5.6	Amendments
5.7	Assignment
5.8	Entire agreement
5.9	Counterparts
5.10	Governing law and jurisdiction

Schedule 1 - Titiribi Agreement

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Deed made on       January 2008

Parties	De Beira Goldfields Inc of 30 Ledgar Road, Balcatta, Western Australia

("De Beira")

Windy Knob Resources Limited ACN 122 471 234 of Level 17, Exchange Plaza, 2 The Esplanade, Perth, Western Australia

("Windy Knob")

Goldplata Mining International Corporation of care of 9 Lotissement Mont Joyeux, Cayenne, French Guiana

("Goldplata Mining")

Goldplata Resources Inc of care of 9 Lotissement Mont Joyeux, Cayenne, French Guiana

("Goldplata Resources")

Goldplata Resources Sucursal-Colombia of care of Calle 33AA No. 80C-18 La Castellana Medellin, Antioquia, Colombia

("Goldplata Colombia")

(Goldplata Resources and Goldplata Colombia being collectively the " Owners" and each an "Owner")

Background

A.	The Owners own the Titiribi Project.

B.	By a notice of termination dated 26 October 2007 ("Notice of Termination"), the Owners terminated the Titiribi Agreement.

C.	De Beira disputes the validity of the Notice of Termination.

D.	In consideration of De Beira giving certain releases, the Owners have agreed with De Beira to enter into the New Agreement.

E.	De Beira wishes to assign its right, title and interest in the New Agreement to Windy Knob.

F.	The Owners consent to the assignment of the New Agreement on the terms and conditions set out in this Deed.

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

In this Deed:

 "Assignment" has the meaning given in Clause 4(a) of this Deed.

 "Business Day" means a day which is not a Saturday, Sunday or gazetted public holiday in the State of Western Australia.

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 "Cash Call Default Notice" has the meaning given in Clause 2.5(d) of this Deed.

 "Deed" means this Deed, including Schedule 1.

 "Force Majeure" means any act, event or cause (other than lack of funds) which is beyond the reasonable control of the parties including, without limitation:

(a)
act of God, peril of the sea, accident of navigation, war, sabotage, riot, insurrection, civil commotion, national emergency (whether in fact or law), martial law, fire, lightning, flood, cyclone, earthquake, landslide, storm or other adverse weather conditions, explosion, power shortage, strike or other labour difficulty (whether or not involving employees of the Participant concerned), epidemic, quarantine, radiation or radioactive contamination;

(b)
action or inaction of any government or governmental or other competent authority (including any court of competent jurisdiction) including expropriation, restraint, prohibition, intervention, requisition, requirement, direction or embargo by legislation, regulation, decree or other legally enforceable order; and

(c)	breakdown of plant, machinery or equipment or shortages of labour, transportation, fuel, power or plant, machinery, equipment or material.

 "New Agreement" means the agreement between the Owners and De Beira created by Clause 2 of this Deed relating to the grant by the Owners to De Beira of an option to earn an interest in the mineral rights held by Goldplata Colombia in the Titiribi copper and gold project on substantially the same terms as the Titiribi Agreement, subject to the amendments set out in Clause 2 of this Deed.

 "Notice" has the meaning given in Clause 5.3(a) of this Deed.

 "Notice of Termination" has the meaning given in Recital B.

"Related Body Corporate" has the meaning given in section 9 of the Corporations Act 2001 (Cth).

"Related Entity" has the meaning given in section 9 of the Corporations Act 2001 (Cth).

 "Titiribi Agreement"  means the agreement between the Owners and De Beira constituted by a letter dated 6 May 2006, under which the Owners granted De Beira the right to earn an interest in the mineral rights held by Goldplata Colombia in the Titiribi copper and gold project in the form annexed in Schedule 1.

1.2	Defined Terms in Schedule 1

Terms that are not defined in Clause 1.1 of this Deed have the same meanings given in the Titiribi Agreement.

1.3	Interpretation

In this Deed, unless the context otherwise requires:

(a)	headings are not relevant to interpretation;

(b)	the recitals and Schedules to this Deed form part of it and references to recitals, Schedules or clauses are to recitals or Annexures to, or clauses of, this Deed;

(c)	a reference to a document (including this Deed) is a reference to that document as amended, supplemented or replaced from time to time;

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(d)	a reference to legislation includes any amendment to it and all subordinate legislation;

(e)	the singular includes the plural (and vice versa), and words of any gender include the corresponding words of the other genders;

(f)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(g)	the word "includes" in any form is not a word of limitation;

(h)
if any day appointed or specified by this Deed for the payment of any money or doing of any thing falls on a day which is not a Business Day, the day so appointed or specified shall be deemed to be the next Business Day;

(i)	references to "agree", "approve" or "consent" are to agreement, approval or consent (as the case may be) in writing.

2.	New Agreement

2.1	Grant of Option

The Owners grant to De Beira an option to earn a 65% Ownership Interest in the mineral rights held by Goldplata Columbia in the Titiribi Project on the same terms as the Titiribi Agreement (unless amended by the following provisions of Clause 2 of this Deed).

2.2	Additional 5% interest

De Beira and the Owners acknowledge and agree that De Beira has waived its right to earn an additional 5% interest in the Titiribi Project.  Clause 5 of the Titiribi Agreement is hereby deleted.

2.3	Exploration Expenditure

(a)
The Owners acknowledge and agree that, prior to the issuing of the Notice of Termination, De Beira paid US$1,000,000 under the Titiribi Agreement in relation to the first year of the Option Period, in satisfaction of the obligation contained in the second paragraph of Clause 2 of the Titiribi Agreement.

(b)	Subject to clause 2.3(c), to maintain the Option, De Beira must pay:

(i)	Exploration Expenditures on the Project and the Property of at least US$1,000,000 not later than 6 May 2008; and

(ii)	Exploration Expenditures on the Project and the Property of at least an additional US$3,500,000 not later than 6 May 2009.

The third and fourth paragraphs of Clause 2 of the Titiribi Agreement are hereby deleted  The reference to US$8,000,000 in paragraph 5 of Clause 2 of the Titiribi Agreement shall be taken to be a reference to the sum of US$4,500,000.

(c)
If as a result of Force Majeure the Exploration Expenditures specified in clauses 2.3(b)(i) or (ii), wholly or in part, cannot be incurred by the dates referred to in clauses 2.3(b)(i) or (ii), the parties agree to negotiate in good faith to extend such date(s) taking into account the probable extent to which the Exploration Expenditure is be unable to be incurred or will be delayed in being incurred as a result of the Force Majeure.

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2.4	Technical Review Group

(a)	References to the "Exploration Committee" in the Titiribi Agreement shall be replaced with the references to the "Technical Review Group".

(b)
De Beira and the Owners are each entitled to appoint one representative to the Technical Review Group and must, as soon as practicable after the date of this Deed, nominate a person to be a representative by notice to the other party. The representative of De Beira will have majority voting rights and a casting vote at meetings of the Technical Review Group.

(c)
The Technical Review Group must meet at least four times per year, or as otherwise agreed by De Beira and the Owners.  The first meeting of the Technical Review Group must occur by 31 January 2008 (or such later date agreed by the Owners and De Beira).

(d)	A quorum for a meeting of the Technical Review Group shall be at least one representative of De Beira and one representative of the Owners.

(e)	The Technical Review Group shall not be responsible for making cash calls for Exploration Expenditures on De Beira.

(f)
Except as provided for in clause 2.4(e) of this Deed, in all other respects the duties of the Technical Review Group will include the responsibilities of the Exploration Committee as contemplated in the Titiribi Agreement, including the establishment of the programme and budget and supervising and reviewing the work of the Operator.

(g)
Each program and budget prepared and approved by the Technical Review Group must be sufficient to comply with any requirements of Colombian law, keep the Project in good standing and maintain land access to the Project.

(h)
If by May 6 2008 the Technical Review Group fails to meet to determine a program and budget of Expenditure, or fails to approve a program and budget that meets the requirements of clause 2.4(g) of this Deed for the forthcoming 12 months, the Operator shall prepare a program and budget that meets the requirements of clause 2.4(g) of this Deed and the Operator may make cash calls on De Beira against the program and budget.

(i)
The Chairman of the Technical Review Group will be a representative of De Beira.  The Chairman must give approval in writing, on behalf of the Technical Review Group, of any expenditure beyond an approved program or budget before such expenditure is incurred, except in the case of emergency expenditure involving any actual or reasonably apprehended damage to the Project or injury or loss of life.

2.5	Operator cash calls

(a)	Goldplata Colombia is the Operator of the Project. Goldplata Colombia may not be removed as Operator during the Option Period.

(b)	The Operator may make cash calls on De Beira for the purposes of:

(i)	meeting the estimated expenses of the programs, budgets and any Exploration Expenditure approved by the Technical Review Group;

(ii)	complying with Clause 10 of the Titiribi Agreement; and

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(iii)	complying with Colombian law, keeping the Project in good standing and maintaining land access to the Project.

For the avoidance of doubt, the Operator may not make cash calls on De Beira for any purposes other than those set out above.

(c)	De Beira must pay the funds required by a cash call within 14 days of receiving the cash call.

(d)	If De Beira fails to pay a cash call when due, the Owners may give De Beira a notice of default, specifying the amount of the cash call due ("Cash Call Default Notice").

(e)
If De Beira fails to pay the cash call within 14 days of receiving the Cash Call Default Notice (or such later period as the Owners may agree) then, without prejudice to any other remedies which the Owners may have, the Owners may terminate the New Agreement.  If the Owners terminate the New Agreement for failure to pay a cash call or failure to meet Exploration Expenditure requirements under Clause 2.3(b) of this Deed, the Owners will be under no further obligation or liability to De Beira whatsoever in respect of the New Agreement, including any claim in respect of funds previously contributed by De Beira to the Owners for the purposes of the Titiribi Project.

2.6	Jurisdiction and governing law

Clause 25(h) of the Titiribi Agreement is hereby deleted.  The New Agreement shall be governed by and construed in accordance with the laws from time to time in Western Australia and the parties submit to the non-exclusive jurisdiction of the courts of Western Australia and all courts competent to hear appeals therefrom for all disputes arising in connection with the New Agreement.

2.7	Inconsistency

Clause 2 of this Deed prevails to the extent of any inconsistency with the Titiribi Agreement.

3.	Releases and indemnities

(a)
De Beira releases and discharges the Owners, their Related Bodies Corporate and Related Entities from all actions, suits, claims, demands, causes of action, costs and expenses (including any existing unsatisfied costs orders), legal, equitable, under statute and otherwise, and all other liabilities of any nature (whether or not the parties were or could have been aware of them) which De Beira, its Related Bodies Corporate and Related Entities now have, at any time had, may have, or but for this Deed, could or might have had, against the Owners, their Related Bodies Corporate and Related Entities concerning:

(i)
the Notice of Termination dated 26 October 2007 relating to the Letter of Understanding dated 6 May 2006 between Goldplata Corporation Limited, Goldplata Resources Inc., Goldplata Resources Sucursal-Columbia and De Beira Goldfields Inc., regarding the Titiribi Project;

(ii)
the Notice of Termination dated 28 September 2007 relating to the Heads of Agreement dated 26 July 2007 between Goldplata Resources Peru S.A.C, Goldplata Resources Inc., Goldplata Resources Sucursal-Columbia, Goldplata Corporation Limited and Goldplata Mining International Corporation and De Beira Goldfields Inc;

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(iii)
the Notice of Termination dated 28 September 2007 relating to the Letter of Understanding dated 5 July 2006 between Goldplata Resources Peru S.A.C, Goldplata Resources Inc. and De Beira Goldfields Inc., regarding the Suyckutambo Project; and

(iv)
the Notice of Termination dated 28 September 2007 relating to the Letter of Understanding dated 5 July 2006 between Goldplata Resources Peru S.A.C, Goldplata Resources Inc. and De Beira Goldfields Inc., regarding the Condoroma Project.

(b)
To avoid any doubt, De Beira acknowledges and agrees that it has no right, title or interest in the Titiribi Project (except as provided for in Clause 2 of this Deed), the Suyckutambo Project, the Condoroma Project, the El Diablo Project, or the Acandi Project.

(c)
De Beira shall indemnify and keep indemnified the Owners, their Related Bodies Corporate and Related Entities against any loss arising out of, relating to or in connection with the matters the subject of the release in Clause 3(a) of this Deed.

4.	Consent to assignment

(a)
In reliance on the covenants given by Windy Knob in Clause 4(b) of this Deed, and subject to Windy Knob's compliance with Clause 4(b) of this Deed, the Owners consent to the assignment by De Beira to Windy Knob of De Beira's rights, title and interest conferred under Clause 2 of this Deed ("Assignment").

(b)	Windy Knob must:

(i)
immediately upon execution of this Deed, pay Goldplata Mining or its nominee the sum of US$250,000 by telegraphic transfer (which amount is non-refundable if the Assignment fails to complete) and provide Goldplata Mining with written evidence confirming the transmission of $US250,000; and

(ii)
immediately upon completion of the Assignment, pay Goldplata Colombia or its nominee the sum of US$540,000 by telegraphic transfer and provide Goldplata Mining with a copy of the executed deed of assignment and written evidence confirming the transmission of US$540,000, and covenants with the Owners to, as from the completion of the Assignment, observe, perform and be bound by the obligations of De Beira under the New Agreement.

(c)	For the avoidance of doubt, the amounts paid by Windy Knob under Clauses 4(b)(i) and 4(b)(ii) of this Deed:

(i)
provided it is actually subsequently received by Goldplata Mining (or its nominee), will be deemed to have been paid at the time when Goldplata Mining receives written evidence confirming the transmission of such amounts; and

(ii)	shall contribute towards the obligations assumed under Clause 2.3(b)(i) of this Deed.

(d)
If Windy Knob fails to comply with Clause 4(b) of this Deed or if the Assignment does not complete  by 5 pm Perth time on Friday 18 January 2008 (or such later time or date as the Owners agree) then, without prejudice to the Owners' rights under this Deed, the New Agreement (and, to the extent that the Titiribi Agreement remains operative, the Titiribi Agreement) shall automatically terminate.  The parties agree that the Owners shall not be liable whatsoever as a result of the termination of the New Agreement (or the Titiribi Agreement, if applicable) under this Clause 4(d).

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5.	General

5.1	Confidentiality

(a)
The parties agree to keep confidential the existence of this Deed and, subject to the remainder of this Clause 5.1 of this Deed, will not disclose those matters other than to a Related Body Corporate or other person reasonably having a need to know about such matters, provided that such disclosure must be made on a confidential basis.

(b)	The prohibition in Clause 5.1(a) of this Deed does not apply to the extent that a party is required to make disclosure:

(i)
to comply with the requirements of any law or rules of an applicable stock exchange provided that the disclosing party seeks the prior approval of the other parties as to the form, content and timing of the disclosure, which approval:

A.	must not be unreasonably withheld; and

B.
is deemed to be given unless the non-disclosing party notifies the disclosing party in writing of its refusal to approve the disclosure within 24 hours of receiving notice from the disclosing party of its intended disclosure; or

(ii)	for the purpose of obtaining any consent, authorisation, approval or licence from a government authority.

5.2	Further acts

Each party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by any other party to give effect to this Deed.

5.3	Notices

(a)
A notice or other communication under or in connection with this Deed ("Notice") must be in writing and may be sent by post, email or facsimile, to the postal address, email address or facsimile number of the relevant receiving party specified in Clause 5.3(d) of this Deed, or as notified from time to time.

(b)
A Notice transmitted by facsimile in accordance with Clause 5.3(a) of this Deed will be deemed to have been  received by the receiving party when the sender's facsimile machine records that it was transmitted without error.

(c)	A Notice transmitted by email in accordance with Clause 5.3(a) of this Deed will be deemed to have been received by the receiving party:

(i)	on the date that the email was sent, where the email was sent before it is 5pm in the time zone where the recipient was located; or

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(ii)	on the next Business Day after the email was sent, when the email was sent after 5pm in the time zone where the recipient was located,

provided that:

(iii)	the intended recipient has not previously informed the sender that it is incapable of receiving emails or accessing emails at the time the email was sent; and

(iv)	an "undeliverable receipt" has not been returned to the sender.

(d)	The details for Notice for the parties are as follows:

(i)	in the case of De Beira:

Address:	30 Ledgar Road, Balcatta, Western Australia

Facsimile:	+61 8 9240 2406

Email:	shahs@crcpl.com.au

(ii)	in the case of Windy Knob:

Address:	Level 17, Exchange Plaza, 2 The Esplanade, Perth, Western Australia

Facsimile:	+61 8 9221 5107

Email:	Mathew@deltasecurities.com.au

(iii)	in the case of the Goldplata Mining and Goldplata Resources:

Address:	9 Lotissement Mont Joyeux, Cayenne, French Guiana

Facsimile:	+59 4 594 29 85 00

Email:	micheljuilland@yahoo.fr

(iv)	in the case of the Goldplata Colombia:

Address:	care of Calle 33AA No. 80C-18 La Castellana Medellin, Antioquia, Colombia

Facsimile:	+57 4 250 60 40

Email:	gjuilland@hotmail.com and murielminingcorp@yahoo.com

5.4	Notice to Windy Knob under the New Agreement

If the Assignment is completed, then for the purposes of Windy Knob receiving notice under the New Agreement, Windy Knob confirms that its details are as set out in Clause 5.3(d)(ii) of this Deed.

5.5	Costs and stamp duty

(a)
Subject to Clause 5.5(b) of this Deed, the parties will each bear their respective legal and other costs associated with the negotiation and execution of, and performance of their obligations under, this Deed.

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(b)	De Beira will bear the costs of any stamp duty (including any penalties for late lodgement or non-payment of duty) assessed in relation to this Deed and the transactions it contemplates.

5.6	Amendments

This Deed may only be amended by agreement in writing between the parties.

5.7	Assignment

The rights of the parties under this Deed are personal and cannot be assigned without the consent of the parties except as provided for in this Deed.

5.8	Entire agreement

This Deed constitutes the entire agreement between the parties as to its subject matter and supersedes all prior contracts, arrangements and understandings, including the Titiribi Agreement (to the extent it is operative) and the Heads of Agreement dated 26 July 2007 between De Beira, Goldplata Resources, Goldplata Colombia, Goldplata Mining, Goldplata Resources Peru S.A.C. and Goldplata Corporation Limited.

5.9	Counterparts

This Deed may be executed in one or more counterparts (including by facsimile signature) which, taken together, will constitute one and the same document.

5.10	Governing law and jurisdiction

This Deed is governed by and construed in accordance with the laws from time to time in Western Australia and the parties submit to the non-exclusive jurisdiction of the courts of Western Australia and all courts competent to hear appeals therefrom for all disputes arising in connection with this Deed.

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Schedule 1 - Titiribi Agreement

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Executed as a deed.

Executed by De Beira Goldfields Inc by or in the presence of:
/s/ Reginald Norman Gillard	/s/ Klaus Peter Eckhoff
Signature of Director Reginald Norman Gillard	Signature of Secretary/other Director Klaus Peter Eckhof
Name of Director in full	Name of Secretary/other Director in full
11 Jan 08	11 Jan 08

Executed by Windy Knob Resources Limited ACN 122 417 243 by or in the presence of:
/s/ Mathew Walker	/s/ Russell Lynton-Brown
Signature of Director Mathew Walker	Signature of Secretary/other Director Russell Lynton-Brown
Name of Director in full	Name of Secretary/other Director in full
11 Jan 08	11 Jan 08
Date	Date

Executed by Goldplata Resources Sucursal-Colombia by or in the presence of:
/s/ Michel P. Juilland	/s/ Georges P. Juilland
Signature of Director Michel P. Juilland	Signature of Secretary/other Director Georges P. Juilland
Name of Director in full	Name of Secretary/other Director in full
11 Jan 08	11 Jan 08
Date	Date

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Executed by Goldplata Resources Inc by or in the presence of:
/s/ Michel P. Juilland	/s/ Georges P. Juilland
Signature of Director Michel P. Juilland	Signature of Secretary/other Director Georges P. Juilland
Name of Director in full	Name of Secretary/other Director in full
11 Jan 08	11 Jan 08
Date	Date

Executed by Goldplata Mining International Corporation by or in the presence of:
/s/ Gregorio Pinto
Signature of Director Gregorio Pinto	Signature of Secretary/other Director
Name of Director in full	Name of Secretary/other Director in full
11 Jan 08
Date	Date

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